Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ViacomCBS Inc. (formerly known as CBS Corporation) of our report dated November 14, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Viacom Inc., which appears in ViacomCBS Inc.’s Current Report on Form 8-K dated December 4, 2019.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 5, 2019